Exhibit 2.1.7

[***]      CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Side letter to the Backend Foundry Agreement

between TriQuint Semiconductor, Inc., 2300 NE Brookwood Parkway, Hillsboro, OR 97124 and Infineon Technologies Aktiengesellschaft, München, Federal Republic of Germany

Infineon transfers a frame contract dated 23.01.2001 between [***] and Infineon Technologies AG. The transfer is planned to be effective with the Effective Date of the Sale and Transfer Agreement.

In this frame contract, the general terms and conditions are regulated for the supply of [***] devices, which are sold exclusively to [***].

TriQuint plans to continue the supply of [***] devices to [***] but will replace Infineon Chips by TriQuint chips.

Infineon is willing to continue to assemble [***] under the terms of the BACKEND FOUNDRY AGREEMENT with TriQuint chips under the following special terms and conditions:

1.                                      Infineon represents and warrants to TriQuint that Infineon does not own or control the [***] or tooling for the [***] devices, and that the [***] and tooling are owned by [***].  Consequently, Infineon cannot and does not make the [***] available to TriQuint under Art. 5.4 of the Backend Foundry Agreement.

2.                                      Infineon’s obligation to produce [***] devices is subject to continued supply of the [***]. Infineon may terminate production of [***] devices in case [***] are not available for such production.

Based on the present actual costs to Infineon for the required [***], the price for the Foundry service for [***] devices is as follows:

Price:	PAS: [***] EURO [***] per piece
ASS: [***] EURO [***] per piece
PAS and ASS charges are based on good devices OUT.

Notwithstanding any statement to the contrary in the Backend Foundry Agreement, or any exhibits, the following terms and conditions apply to orders of [***] devices:

Package Type:	[***]
Ordering Code:	[***]
Chip:	[***]

Capacity:	[***]
Cycle time:	[***]
Yield:	[***]
[***]
[***]
Minimum Lot Size: [***]

In case the actual cost to Infineon for the required leadframes changes more than + - 5% the respective assembly prices will be adjusted accordingly.

TriQuint Semiconductor, Inc.	Infineon Technologies AG

/s/ Ronald Ruebusch	/s/ Nicole Lau

/s/ Karl Platzoeder

[***]      CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.